Exhibit 99.4

Dear CharterBank Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, Charter Financial Corporation, newly-formed to own CharterBank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:

Your prompt vote is important to us. Although we have received conditional regulatory approval, the Plan is also subject to approval by CharterBank’s eligible customers. Our Board of Directors urges you to vote “FOR” the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at CharterBank. Please vote all the Proxy Cards you received—none are duplicates! To vote, sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, your vote will be recorded more quickly if you choose to vote by telephone or Internet (voting instructions are on the Proxy Card).

Please note:

•	CharterBank will continue to operate as an independent community bank;

•	The proceeds from the sale of stock will further strengthen CharterBank and enable us to better serve our customers;

•

The conversion will not result in changes to account numbers, interest rates or other terms of your deposit and loan accounts at CharterBank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits;

•	You will continue to enjoy the same services with the same banking offices and professional staff; and

•	Voting does not obligate you to purchase shares of common stock during our offering.

THE STOCK OFFERING:

As an eligible CharterBank customer, you have a priority right, but no obligation, to purchase shares of common stock during the offering, before shares are offered for sale to the general public. The common stock is offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                 , 2013. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a CharterBank customer.

Sincerely, Robert L. Johnson President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)                ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Charter Financial Corporation, newly-formed to own CharterBank, is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of CharterBank as of the close of business on September 30, 2011 or December 31, 2012, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering, before shares are offered for sale to the general public.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Charter Financial Corporation common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on             , 2013. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Charter Financial Corporation stockholder.

Sincerely,

Robert L. Johnson

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)                ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Charter Financial Corporation, newly-formed to own CharterBank, is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Charter Financial Corporation common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on             , 2013. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Charter Financial Corporation stockholder.

Sincerely, Robert L. Johnson President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)                ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

At the request of Charter Financial Corporation, we are enclosing materials regarding the offering of shares of Charter Financial Corporation common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Charter Financial Corporation as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

I M P O R T A N T N O T I C E

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR PROMPT VOTE.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE VOTE EACH CARD.

THERE ARE NO DUPLICATE CARDS!

THANK YOU.

PC

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope. Alternatively, your vote will be recorded more quickly if you choose to follow the telephone or Internet voting instructions on the Proxy Card.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. There are no duplicate proxy cards!

You may receive a courtesy telephone call.

Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE PLAN WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO OUR BANK SERVICES OR STAFF OR TO YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)                ,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time,

except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Please disregard this notice if you already voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION

(THE “PLAN”).

Without sufficient votes “FOR” the Plan, it cannot be implemented.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING THE OFFERING, NOR DOES IT AFFECT YOUR DEPOSIT ACCOUNT(S) OR LOAN(S).

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. There are no duplicate cards!

You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)                ,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time,

except bank holidays.

PG2

YOUR “FOR” VOTE IS IMPORTANT!

WITHOUT SUFFICIENT VOTES “FOR”, WE CANNOT IMPLEMENT THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”)

NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at CharterBank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)                ,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time,

except bank holidays.

PG3

Questions and Answers

About Our Conversion and Stock Offering

This pamphlet answers questions about the First Charter, MHC conversion and the Charter Financial Corporation stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of our organization, our customers, our stockholders and the communities we serve.

Q.	What is the conversion and offering?

A.

Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public mutual holding company structure to the fully public stock holding company form of organization. First Charter, MHC owns 62.85% of the common stock of Charter Financial Corporation (“Old Charter Financial”). The remaining 37.15% of the common stock is owned by public stockholders. As a result of the conversion, our newly formed corporation, also named Charter Financial Corporation (“New Charter Financial”), will own CharterBank. Shares of common stock of New Charter Financial representing the 62.85% ownership interest of First Charter, MHC in Old Charter Financial are currently being offered for sale.

At the completion of the conversion, public stockholders of Old Charter Financial will exchange their shares of common stock for newly issued shares of common stock of New Charter Financial, maintaining their approximate percentage ownership in our organization immediately prior to the conversion.

At the completion of the conversion, 100% of the common stock of New Charter Financial will be owned by public stockholders. First Charter, MHC’s shares of Old Charter Financial will be cancelled, and Old Charter Financial and First Charter, MHC will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.

Our primary reasons for converting to the fully public form of ownership and undertaking the stock offering are to: (i) eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation; (ii) facilitate future mergers and acquisitions (we have no specific merger or acquisition understandings); (iii) improve the trading liquidity of our organization’s shares of common stock; and (iv) transition us to a more familiar and flexible organizational structure.

Q.	Is CharterBank considered “well-capitalized” for regulatory purposes?

A.	Yes. At [December 31, 2012], CharterBank exceeded all regulatory capital requirements to be considered a “well capitalized” financial institution.

Q.	Will customers notice any change in CharterBank’s day-to-day activities as a result of the conversion?

A.

No. It will be business as usual. The conversion is a change in our corporate structure. Our directors, management and staff will continue to serve you. CharterBank will continue to operate as an independent bank.

Q.	Will the conversion affect customers’ deposit accounts or loans?

A.

No. The conversion will not affect the balance or terms of deposits or loans, and deposits will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Deposit accounts will not be converted to common stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to stockholder and member approval.

Q.	Why should I vote “FOR” the Plan of Conversion and Reorganization?

A.

Your vote “FOR” the Plan is extremely important. Each member of First Charter, MHC (depositors and certain borrowers of CharterBank) received a Proxy Card attached to a Stock Order Form. These customer packages also included a Proxy Statement describing the Plan, which cannot be implemented without stockholder and member approval.

Our Board of Directors believes that converting to a fully public ownership structure will best support strategic growth and expanded services.

Voting does not obligate you to purchase common stock during the offering.

Q.	What happens if I don’t vote?

A.

Your vote is very important. Not voting the Proxy Card(s) you received will have the same effect as voting against the Plan. Without sufficient favorable votes, we cannot complete the conversion and offering.

Q.	How do I vote?

A.

You may mark your vote, sign and date each Proxy Card and promptly return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, your vote will be recorded more quickly if you choose to vote via the Internet or by telephone, following the instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.

Depositors at the close of business on                      , 2013 are entitled to one vote for each $100 on deposit. Additionally, each borrower as of October 16, 2001 whose borrowing remained outstanding as of the close of business on                      , 2013 is entitled to one vote, in addition to votes he or she is entitled to cast as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit and/or eligible loan account on                 , 2013, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards – please promptly vote all the Proxy Cards.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The names reflect the title of your deposit and/or loan account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	New Charter Financial is offering for sale between 11,475,000 and 15,525,000 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers during the stock offering.

Q.	Who is eligible to purchase stock during the stock offering?

A.

Pursuant to our Plan, non-transferable rights to subscribe for shares of New Charter Financial common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on September 30, 2011;

Priority #2—our tax-qualified employee benefit plans;

Priority #3—Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on December 31, 2012; and

Priority #4—Depositors of CharterBank at the close of business on                 , 2013 and each borrower of CharterBank as of October 16, 2001 whose borrowing remained outstanding as of the close of business on                , 2013.

Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with preference given first to natural persons and trusts of natural persons residing in the States of Georgia, Alabama and Florida and then to Old Charter Financial’s public stockholders as of                , 2013. Remaining shares may be offered to members of the general public.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a syndicated offering or a firm commitment underwritten offering.

Q.

I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No…subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holders. On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I subscribe for shares during the Subscription and Community Offerings?

A.

Shares can be subscribed for by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) by the offering dead- line. Delivery of a Stock Order Form may be made by mail to our Stock Information Center, using the Stock Order Reply Envelope provided, by overnight delivery to the Stock Information Center address indicated on the Stock Order Form, or by hand-delivery to CharterBank’s executive office, located at 1233 O.G. Skinner Drive, West Point, Georgia. Hand-delivered Stock Order Forms will only be accepted at this location. We will not accept Stock Order Forms at our banking offices. Please do not mail Stock Order Forms to CharterBank.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Subscription or Community Offerings, you must deliver a properly completed and signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on                 , 2013. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to Charter Financial Corporation. These will be deposited upon receipt. We cannot accept wires or any type of third-party check. CharterBank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from CharterBank deposit account(s). The Stock Order Form section entitled “Method of Payment – Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, retirement accounts held at CharterBank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.

If you pay by personal check, bank check or money order, you will earn interest at          % per annum from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your CharterBank deposit account(s), your funds will continue earning interest within the account, at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual is 150,000 ($1.5 million). Also, in all categories of the offering combined, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 300,000 shares ($3.0 million). More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases.”

Q.	May I use my CharterBank individual retirement account (“IRA”) to purchase the shares?

A.

You may use funds currently held in retirement accounts with CharterBank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or other retirement funds held at CharterBank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the                 , 2013 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from CharterBank to pay for shares?

A.

No. CharterBank, by regulation, may not extend a loan for the purchase of New Charter Financial common stock during the offering. Similarly, you may not use CharterBank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order for stock?

A.

No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by                 , 2013, in which event, if the offering period is extended, subscribers will be given the opportunity to confirm, change or cancel their orders for a specified period of time.

Q.	Will the stock be insured?

A.	No. Like any common stock, New Charter Financial common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.

Yes. After the completion of the conversion and offering, New Charter Financial intends to pay quarterly cash dividends. The quarterly dividends are expected to be $0.05 per share, which equals $0.20 per share on an annual basis and represents an annual dividend yield of

2.0%, based on the offering price of $10.00 per share. Subject to regulatory approval, we also expect to pay a one-time special cash dividend of $0.25 per share to all New Charter Financial stockholders. We cannot assure you whether or when we will obtain such approval.

The dividend rate and the continued payment of dividends will depend on a number of factors, such as our financial condition and results of operations and tax considerations. We cannot assure you that we will pay dividends in the future, or that dividends will not be reduced or eliminated.

Q.	How will New Charter Financial’s shares trade?

A.

Old Charter Financial’s publicly held shares of common stock are currently traded on the Nasdaq Capital Market under the trading symbol “CHFN”. Upon completion of the conversion and offering, the newly issued shares of New Charter Financial common stock will replace the existing shares on the Nasdaq Capital Market. The trading symbol will be “CHFN”. Once the new shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell shares in the future.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.

Our transfer agent will send you a stock ownership statement by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of New Charter Financial common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.

The outstanding shares of Old Charter Financial common stock held by public stockholders at the completion date of the conversion and offering will be exchanged for newly issued shares of New Charter Financial common stock. The number of shares of New Charter Financial common stock to be received by stockholders will depend on the number of shares sold in the offering.

WHERE TO GET MORE INFORMATION

Q.	Where can I get more information?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877)                , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please join us.

You are cordially invited to an INFORMATIONAL MEETING to learn more about the offering of Charter Financial Corporation common stock and the business of CharterBank.

Our senior executives will present information about the stock offering and answer your questions.

Date

Location

Address

Date

Location

Address

For reservations to attend one of these meetings, please call:

Charter Financial Corporation Stock Information Center, Toll-free, at 1-(877)              , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except Bank Holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Charter Financial Corporation Letterhead]

Date

[imprinted with name & address of subscriber]

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Charter Financial Corporation common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877)     -        , Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Name3	Number of Shares Requested:
Street1	Offering Category: (subject to verification; see descriptions below)
Street2	Ownership Type:
City, State Zip

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated             , 2013, in the section entitled “The Conversion and Offering” under the heading “Additional Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Eastern Time, on             , 2013. We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This may not occur for several weeks after             , 2013. Your patience is appreciated.

Thank you for your order,

CHARTER FINANCIAL CORPORATION

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on September 30, 2011;

2.	CharterBank’s tax-qualified employee benefit plans;

3.	Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on December 31, 2012;

4.	Depositors of CharterBank at the close of business on , 2013 and each borrower of CharterBank as of October 16, 2001 whose borrowing remained outstanding as of the close of business on , 2013.

COMMUNITY OFFERING

5.	Residents of the States of Georgia, Alabama and Florida;

6.	Charter Financial Corporation public stockholders as of , 2013;

7.	General public.

FINAL REMINDER PROXYGRAM (if needed)

[CharterBank Letterhead]

[Depending on vote status and number of days until the special meeting, this can be mailed. It can be personalized, as shown - or can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are NOT enclosed with this proxygram.]

Dear Customer,

WE REQUEST YOUR VOTE.

Your “FOR” vote is important to us. The Plan of Conversion and Reorganization must be approved by the majority of votes eligible to be cast by our members. Not voting the Proxy Card(s) we mailed to you has the same effect as voting against the proposal.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call our independent proxy voting agent, Phoenix Advisory Partners. A representative will record your vote by phone. This is the quickest way to cast your vote. You do not need your Proxy Card to vote.

If you are unsure whether you voted, please call. Your vote will not be counted twice.

VOTING HOTLINE:
( ) -
DAYS/HOURS:
Monday -
:00 a.m. to :00 p.m., Eastern Time

I appreciate your participation and support.

Sincerely,

Robert L. Johnson
President and Chief Executive Officer

NOTE: Votes taken by phone through the voting agent are recorded, and a confirmation is mailed to the voter.

BRANCH LOBBY POSTER - VOTE

[This notice is to be printed by CharterBank, and should be placed in branches after the Stock Information Center opens, in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind customers to vote on our

Plan of Conversion and Reorganization.

✓	Implementing the Plan will not result in changes to our staff or your account relationships with CharterBank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan of Conversion and Reorganization.

If you have questions about voting, call our Information Center, toll-free,

at 1-(877)     -        , from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on weekends and bank holidays.

CHARTERBANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER - BUY Optional)

******************************

OUR STOCK OFFERING EXPIRES                  , 2013

We are conducting an offering of shares of our common stock.

UP TO 15,525,000 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON                  , 2013

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877)     -        ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

CHARTER FINANCIAL CORPORATION [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting through the proxy solicitor. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION.

TO VOTE BY PHONE:

Take a minute to call our independent proxy voting agent, Phoenix Advisory Partners, toll-free,

1-(        )-    -        ,    :00 a.m. to     :00 p.m.,

Monday through

You do not need your Proxy Card in order to vote.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION AND REORGANIZATION.

THANK YOU!

CHARTERBANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877)     -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTE REMINDER NOTICE (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our stockholders as of             , 2013 and eligible customers as of             , 2013 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding CharterBank’s Plan of Conversion of Reorganization.

If you received Proxy Cards, please vote by mail or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan of Conversion and Reorganization. If you have questions about voting, please call our Information Center, toll-free, at 1-(877)     -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK (Optional)

HAVE YOU VOTED YET?

Our stockholders as of             , 2013 and eligible customers as of             , 2013 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding CharterBank’s Plan of Conversion and Reorganization. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to links to voting sites maintained by our independent voting agent firm.

VOTE NOW (click here)

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

CUSTOMERS: Follow this link to enter your Proxy Card control number and cast your vote.

[Put hyperlink here]

STOCKHOLDERS: Follow this link to enter your Proxy Card control number and cast your vote.

[Put hyperlink here]

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(this automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Robert Johnson, President and CEO of CharterBank, calling with a quick message. Shortly, you will receive from us a package or packages asking you to vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a valued customer of CharterBank.”

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT (Optional)

[Newspaper ads may be appropriate for some, not all, market areas.]

[CHARTER FINANCIAL CORPORATION LOGO]

Proposed Holding Company for CharterBank

UP TO 15,525,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Charter Financial Corporation is conducting an offering of its common stock. Shares may be purchased directly from Charter Financial Corporation without sales commissions, during the offering period.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Charter Financial Corporation common stock and the business of CharterBank.

[DATE]

    :00 p.m.

[Location]

[Street]

[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877)     -        ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M. EASTERN TIME, ON             , 2013.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT (Optional)

[Newspaper ads may be appropriate for some, not all, market areas.]

[CHARTER FINANCIAL CORPORATION LOGO]

Proposed Holding Company for CharterBank

UP TO 15,525,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Charter Financial Corporation is conducting an offering of its common stock. Shares may be purchased directly from Charter Financial Corporation without sales commissions, during the offering period.

This offering expires at 2:00 p.m. on                      , 2013.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877)     -        ,

from 10:00 a.m. to 4:00 p.m. Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.